Exhibit 10.26

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (“AGREEMENT”) is made this 7th day of January 2025 by, between and among W&T Offshore, Inc. (“W&T”) and the Underwriters subscribing to policy number B0180ME2219706, whose liability under the POLICY (defined below) is several and not joint (“UNDERWRITERS”).

1.	RECITALS

1.1.UNDERWRITERS issued Energy Package Policy numbered B0180ME2219706 to W&T (“POLICY”).

1.2.W&T insured certain wells it owns and operates in the Gulf of Mexico under the POLICY.

1.3.W&T’s State Lease 615 Mobile Bay 78-1 well experienced an underground blowout on or about 22 May 2023 (“INCIDENT”).

1.4.W&T made a claim under the POLICY for the INCIDENT, which independent adjuster Lloyd Warwick International has identified as file number HOU02573 (“CLAIM”).

1.5.W&T and UNDERWRITERS (collectively, the “PARTIES”) have certain good faith issues and questions regarding the CLAIM.

1.6.The PARTIES wish to avoid further expense, inconvenience and disruption of business in connection with the CLAIM.  W&T and UNDERWRITERS have therefore agreed to resolve all questions, issues, duties, obligations, and responsibilities fully and finally between them relating in any way to the INCIDENT and CLAIM as set forth in this AGREEMENT.

2.	DEFINITIONS
2.1.	“RELEASING PARTIES” mean:

1.	W&T OFFSHORE, INC, W&T OFFSHORE, LLC, and W&T ENERGY VI, LLC;
2.	any other named insured or additional insured under the POLICY;
3.	any loss payee, person, or legal entity who has claimed or claims in the future any right to recover from UNDERWRITERS under the POLICY for the INCIDENT or CLAIM; and
4.

any affiliated entities, special purposes entities, members, managers, shareholders, directors, successors, assigns, principles, agents, partners, joint venturers, employees, contractors of any tier, brokers, attorneys, insurers, reinsurers, heirs, and any other related entities or individuals of any of the RELEASING PARTIES as defined in paragraphs 2.1.1 through 2.1.3 above.

2.2.

“RELEASED PARTIES” mean the Underwriters subscribing severally to the POLICY and their affiliated entities, members, Lloyd’s names, managers, shareholders, directors, successors, assigns, principles, agents, partners, joint venturers, employees, attorneys, insurers, reinsurers, heirs, and any other related entities or individuals of the UNDERWRITERS.

3.	PAYMENT AND CLAIM RELEASE

3.1.The UNDERWRITERS agree to a net unallocated settlement amount of Fifty-Eight Million Five Hundred Thousand Dollars (USD 58,500,000.00) (the “SETTLEMENT AMOUNT”). The SETTLEMENT AMOUNT shall be collected by W&T’s authorized insurance broker(s) from UNDERWRITERS or paid directly to W&T by UNDERWRITERS no later than 30 days from the date this AGREEMENT is executed. Each of the UNDERWRITERS shall have completed payment upon transfer of their several share of the SETTLEMENT AMOUNT to W&T or its authorized insurance broker(s).

3.2.Upon completion of the payment as described in paragraph 3.1, the RELEASING PARTIES FULLY RELEASE, QUITCLAIM, AND FOREVER DISCHARGE each of the RELEASED PARTIES from all claims, including debts, demands, obligations, liabilities, suits, liens, and causes of action at law, in contract, by statute, in equity or any kind whatsoever, now held or which might later be held against the RELEASED PARTIES on account of, growing out of, arising out of, related (directly or indirectly), or in any way touching on the INCIDENT or CLAIM. The RELEASING PARTIES specifically agree this release includes but is not limited to, the release of any claim for exemplary or punitive damages, statutory penalties, attorney fees, consulting fees, or any costs or expenses, and any tort, contractual, extracontractual, statutory, or common-law theory of liability against the RELEASED PARTIES, based upon any actual or alleged act, omission, negligence, gross negligence, bad faith, delay, fraud, misrepresentation, breach of contract, warranty or covenant (including any warranty or covenant of good faith and fair dealing), committed or allegedly committed by the RELEASED PARTIES in any way relating to the INCIDENT or CLAIM.

3.3.It is the express intent of the RELEASING PARTIES that this AGREEMENT be a full and final settlement and complete release of the CLAIM and include all obligations that may exist or arise therefrom, with respect to all claims that have been presented, may be presented, or could be presented by the RELEASING PARTIES in connection with the INCIDENT or CLAIM. The RELEASING PARTIES agree that the settlement amount will be in full and final settlement and that no further claims will ever be made against the POLICY related to the INCIDENT or CLAIM, irrespective of whatever other damage the RELEASING PARTIES may have sustained or do sustain, whether known or unknown.

3.4.It is expressly acknowledged that the RELEASING PARTIES are relinquishing all rights against the RELEASED PARTIES for anything relating to the INCIDENT or CLAIM.

3.5.It is further expressly acknowledged that the RELEASING PARTIES intend to release any and all rights under the POLICY for the INCIDENT or CLAIM by any parties (including, but not limited to, any party who subsequently obtains a right under the POLICY through any means, including but not limited to bankruptcy or other insolvency proceeding) and agree that the full extent of coverage afforded under the POLICY for the INCIDENT and CLAIM has been exhausted.

4.	INDEMNITY

4.1.AS PART OF THE CONSIDERATION FOR THE PAYMENT STATED IN SECTION 3.1, W&T AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES FROM ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION OF WHATEVER NATURE OR CHARACTER (REGARDLESS OF FAULT OR NEGLIGENCE, IN WHOLE OR IN PART, BY OR AGAINST ANY OF THE RELEASED PARTIES), WHICH HAVE BEEN OR COULD HAVE BEEN ASSERTED BY, THROUGH, OR UNDER THE RELEASING PARTIES IN CONNECTION WITH THE CLAIM. The parties agree that thIS paragraph 4.1 HAS BEEN NEGOTIATED BY COMPETENT LEGAL COUNSEL AND SATISFIES ALL NECESSARY LEGAL REQUIRMENTS TO BE VALID AND BINDING, iNCLUDING the “CONSPICUOUSNESS” AND “EXPRESS NEGLIGENCE” REQUIREMENTS OF THE “FAIR NOTICE” AND SIMILAR DOCTRINEs, OF ANY APPLICABLE LAW.

5.	SETTLEMENT IS NOT AN ADMISSION OR PRECEDENT

5.1.W&T agrees that UNDERWRITERS’ payment of the consideration set forth in paragraph 3.1 and this AGREEMENT is made without establishing any legal or other precedent in connection with any future dealings between them. Neither UNDERWRITERS’s payment of the consideration nor entry into this AGREEMENT is an admission or representation by the PARTIES regarding the correct meaning, interpretation, or effect of the terms of the POLICY and shall not be construed as such.

6.	CONFIDENTIALITY

6.1.The PARTIES agree that the terms of this AGREEMENT shall remain strictly confidential and shall not be disclosed to anyone other than legal or accounting professionals (who are or may be retained by one of the PARTIES) or reinsurers, all of whom shall be instructed to keep this AGREEMENT strictly confidential; provided, however, that the foregoing shall not restrict disclosures (i) by W&T that are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over W&T, provided that such disclosures shall be made only to the extent required thereunder or (ii) to third parties subject to an obligation of confidentiality to W&T with respect to such information..

7.	MISCELLANEOUS

7.1.W&T represents and warrants that it and its affiliates own 100% of the CLAIM against the POLICY and has not assigned, conveyed, or otherwise transferred—nor will it assign, convey, or otherwise transfer—any claims, demands, causes of action, rights, or obligations that have been released by this AGREEMENT.

7.2.W&T represents and warrants that no other person or entity has a right to assert a claim against the POLICY in any way relating to the INCIDENT or CLAIM.

7.3.The PARTIES represent and warrant that before executing this AGREEMENT, they, by and through their designated representatives, fully understand the terms, contents,

conditions, and effects of this AGREEMENT, and in making this settlement and entering into this AGREEMENT obtained the advice of attorneys, experts, and other professionals of their own choosing, and that no promises or representations of any kind have been made by any of the PARTIES or by anyone acting for them, except as is expressly written in this AGREEMENT.

7.4.The PARTIES agree this AGREEMENT contains the entire agreement with respect to all matters herein and supersedes all prior agreements, arrangements, or understandings relating to the INCIDENT or CLAIM. The terms of this AGREEMENT cannot be changed or varied by any oral understandings, statements, promises, or arrangements contrary to or inconsistent with its terms, except by the express written agreement of both W&T and UNDERWRITERS.

7.5.The PARTIES agree that any dispute concerning the terms of this AGREEMENT shall be governed by the laws of the State of Texas without giving effect to any conflict of laws principles.

7.6.The PARTIES represent and warrant that the individuals signing this AGREEMENT are authorized representatives of the PARTY on whose behalf they sign and are competent to execute this AGREEMENT on behalf of such PARTY.

7.7.This AGREEMENT may be executed in multiple counterparts, each of which, if fully executed, may be admitted into evidence as a duplicate original. Fully executed copies (physical or electronic) of this AGREEMENT shall constitute and be treated as originals.

7.8.Paragraph headings contained in this AGREEMENT are inserted solely as reference aids for the ease and convenience of the reader. They shall not be deemed to define or limit the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions or any other aspect of this AGREEMENT.

7.9.The provisions of this AGREEMENT are severable. If a body with competent jurisdiction over this AGREEMENT rules that any provision is invalid or unenforceable, such ruling will not affect the validity or enforceability of any other provision, and this AGREEMENT shall be deemed to be modified and amended so as to be enforceable to the extent permitted by law.

7.10.The PARTIES shall fully cooperate and execute any other documents reasonably necessary to effectuate the terms hereof.

W&T Offshore, Inc., by its duly authorized representative, has signed below.

W&T Offshore, Inc.

Date: 7 January 2025	By:	/s/ Tracy W. Krohn

	Name:	Tracy W. Krohn

	Title:	Chief Executive Officer

UNDERWRITERS, by its duly authorized representative, has signed below.

Underwriters subscribing to policy number
B0180ME2219706 (with consent from all agreement
parties and claims agreement parties)

Date: 7 January 2025	By:	/s/ George H. Lugrin IV

	Name:	George H. Lugrin, IV

	Title:	Attorney-in-fact